Exhibit 3.5

PENNSYLVANIA DEPARTMENT OF STATE
CORPORATION BUREAU
Articles of Amendment-Domestic Corporation
(15Pa.CS.)

☒ Business Corporation (§1915)
☐ Nonprofit Corporation (§ 5915)

Name	Document will be returned to the name and address you enter to the left. ï
SHAILA PRABHAKAR, ESQUIRE
Address
2005 MARKET ST. SUITE 3320
City State Zip Code
PHILADELPHIA PA 19103

Fee: $70

In compliance with the requirements of the applicable provisions (relating to articles of amendment), the undersigned, desiring to amend its articles, hereby states that;

1. The name of the corporation is:.
USA TECHNOLOGIES, INC

2. The (a) address of this corporation's current registered office in this Commonwealth or (b) name of its commercial registered office provider and the county of venue is (the Department is hereby authorized to correct the following information to conform to the records of the Department):

(a) Number and Street City State Zip County
100 DEERFIELD LANE, SUITE 140 MALVERN PA 19355 CHESTER

(b) Name of Commercial Registered Office Provider County
c/o

3. The statute by or under which it was incorporated. BUSINESS CORPORATION LAW OF 1988

4. The date of its incorporation:
JAN 16, 1992

5. Check, and if appropriate complete, one of the following:
☒ The amendment shall be effective upon filing these Articles of Amendment in the Department of State.
☐ The amendment shall be effective on: ______ at ______
Date Hour

6. Check one of the following.
☒ The amendment was adopted by the shareholders or members pursuant to 15 Pa.S. § 1914 (a) and (b) or § 5914(a)
☐ The amendment was adopted by the board of directors pursuant to 15 Pa. C.S. § 1914 (c) or § 5914 (b)

7. Check, and if appropriate, complete one of the Following:
☐ The amendment adopted by the corporation, set forth in full, is as follows

☒ The amendment adopted by the corporation is set Forth In full in Exhibit A attached hereto and made a part hereof.

8. Check if the amendment restates the Articles:
☐ The restated Articles of Incorporation supersede the original articles and all amendments thereto.

IN TESTIMONY WHEREOF, the undersigned corporation has caused these Articles of Amendment to be signed by a duly authorized officer thereof this
29th day of FEBRUARY .
2008 .
USA TECHNOLOGIES. INC.
Name of Corporation
/s/ George R. Jensen, Jr.
Signature
CHIEF EXECUTIVE OFFICER
Title

Exhibit A

TO THE
ARTICLES OF AMENDMENT
OF
USA TECHNOLOGIES, INC.

The following new sentence shall be added to the end of subsection  (b)  of Section 1 Dividend Provisions of Article 4(C)  of  the Articles of  Incorporation  of  the corporation:

Notwithstanding anything set forth to the contrary in this subsection (b) , the corporation shall have the right to purchase, redeem, or otherwise acquire shares of Common Stock of the corporation from time to time regardless of whether or not all accumulations of dividends earned on the Series A Preferred Stock as of the last day of the most recently ended year shall have been paid.